EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963
mike.dodson@mattson.com

MATTSON TECHNOLOGY, INC. REPORTS RESULTS
FOR THE THIRD QUARTER OF 2012

FREMONT, Calif. - October 24, 2012 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the third quarter of 2012 ended September 30, 2012.

2012 Third Quarter Highlights:

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Net loss for the third quarter of 2012 was $6.0 million, or a $0.10 net loss per share. This compares with a net loss of $3.3 million, or a $0.06 net loss per share, in the second quarter of 2012. Excluding restructuring charges of $0.5 million, non-GAAP net loss per share was $0.10 in the third quarter of 2012, compared to the non-GAAP net loss per share of $0.04 in the second quarter of 2012, excluding restructuring charges of $0.8 million.

•	Gross margin of 38 percent in the third quarter of 2012 remained unchanged from the prior quarter.

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Continued cost reduction efforts resulted in a $2.4 million decrease in total operating expenses to $13.9 million in the third quarter of 2012 as compared to $16.3 million in the prior quarter. Excluding restructuring charges, non-GAAP operating expenses decreased by $2.1 million, or 13 percent, to $13.4 million in the third quarter of 2012 from $15.5 million in the prior quarter.

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Excluding restructuring charges, non-GAAP operating expenses of $13.4 million in the third quarter of 2012 represent a decrease of $4.6 million, or 25 percent, as compared with $18.0 million in the third quarter of 2011.

•	At September 30, 2012, working capital was $49.6 million, with cash, cash equivalents, and restricted cash of $25.0 million.

“Our continued progress in cost-reduction initiatives has enabled us to decrease operating expenses by 25 percent and improve our gross margin from the third quarter of 2011,” said David L. Dutton, Mattson Technology's president and chief executive officer. “We expect that these cost-reduction initiatives, coupled with our leading-edge product positions, will result in improved operating leverage moving forward, especially into the next upcycle.”

“In the third quarter, we continued to strengthen our position in the rapid thermal processing market, shipping a follow-on Helios XP to a major foundry. Also during the third quarter, we expanded our position in the etch market with the shipment of a paradigmE to a new memory customer and the placement of a paradigmE into volume production at a new foundry customer. We believe our product positions in the foundry, logic and memory markets will enable us to achieve profitable growth when macroeconomic conditions and the semiconductor industry improve.”

Third Quarter 2012 Financial Results
Third quarter 2012 net sales of $20.4 million decreased $14.5 million, or 42 percent, compared with $34.9 million in the second quarter of 2012, and decreased $24.5 million, or 55 percent, compared with $44.9 million in the third quarter of 2011. Gross margin in the third quarter of 2012 was 38 percent, which is unchanged from the second quarter of 2012 but an improvement of three percentage points compared to the 35 percent gross margin in the third quarter of 2011.
Total operating expenses were $13.9 million for the third quarter of 2012, a decrease of $2.4 million compared to the second quarter of 2012. Excluding restructuring charges, non-GAAP operating expenses were $13.4 million in the third quarter of 2012, a $2.1 million decrease compared with $15.5 mi1lion in the second quarter of 2012 and a $4.6 million decrease compared with $18.0 million in the third quarter of 2011.
Net loss for the third quarter of 2012 was $6.0 million, or a $0.10 net loss per share. This compares with a net loss of $3.3 million, or a $0.06 net loss per share, in the second quarter of 2012, and a net loss of $2.3 million, or a $0.04 net loss per share, reported in the third quarter of 2011. Excluding restructuring charges, the non-GAAP net loss per share in the third quarter of 2012 was $0.10 as compared to a non-GAAP net loss per share of $0.04 in both the second quarter of 2012 and third quarter of 2011.

Conference Call
On Wednesday October 24, 2012, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), Mattson Technology will hold a conference call to review the following topics: 2012 third quarter financial results, current business conditions, the near-term business outlook and guidance for the fourth quarter of 2012. The conference call will be simultaneously webcast at www.mattson.com under the Investors section. To access the live conference call, please dial (970) 315-0417.

Use of Non-GAAP Measures
In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this press release contains non-GAAP financial measures. The Company's non-GAAP results for total operating expenses and net loss per share exclude amounts listed as restructuring charges in the accompanying tables. Management uses non-GAAP operating expenses and net income/loss per basic and diluted share to evaluate the Company's operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors' ability to view the Company's results from management's perspective. Restructuring charges in the third quarter of 2012, second quarter of 2012, and third quarter of 2011 were $0.5 million, $0.8 million, and $0.2 million, respectively.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements regarding the Company's future prospects and plans, including, but not limited to: continued cost-reduction initiatives, product positions, market opportunity and acceptance of Company products in various customer markets, future customer demand and industry and economic conditions, and potential future profitable growth and other improved financial results. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: Company expectations with respect to continued growth of its business; growth of the industry and the size of the Company's served available market; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's cash position overall, especially as a result of payments made for inventory and the related collections upon shipment of such inventory; end-user demand for semiconductors, including the growing mobility electronics industry; customer demand for semiconductor manufacturing equipment; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market, to gain market share with such products and the overall mix of the Company's products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; the Company's dependence on international sales; volatility in the Company's stock price and any delisting of the stock from NASDAQ for the failure to maintain a minimum bid price; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: dry strip, rapid thermal processing and etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON/(510) 657-5900. Internet:www.mattson.com.

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Net sales	$20,398	$44,945	$105,786	$143,253
Cost of sales	12,664	29,429	67,863	100,872
Gross profit	7,734	15,516	37,923	42,381
Operating expenses:
Research, development and engineering	5,217	6,733	17,638	19,893
Selling, general and administrative	8,205	11,227	28,777	34,119
Restructuring charges	453	181	2,004	103
Total operating expenses	13,875	18,141	48,419	54,115
Loss from operations	(6,141)	(2,625)	(10,496)	(11,734)
Interest income (expense), net	36	24	106	61
Other income (expense), net	(45)	548	60	(1,927)
Loss before income taxes	(6,150)	(2,053)	(10,330)	(13,600)
Provision for (benefit from) income taxes	(116)	236	169	176
Net loss	$(6,034)	$(2,289)	$(10,499)	$(13,776)
Net loss per share:
Basic and diluted	$(0.10)	$(0.04)	$(0.18)	$(0.25)
Shares used in computing net loss per share:
Basic and diluted	58,586	58,224	58,463	54,324

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$23,117	$31,073
Restricted cash	1,877	1,877
Accounts receivable, net of allowance for doubtful accounts of $543 as of September 30, 2012 and $684 as of December 31, 2011	11,446	25,278
Advance billings	824	5,071
Inventories	35,284	29,203
Prepaid expenses and other current assets	5,608	9,024
Total current assets	78,156	101,526
Property and equipment, net	7,633	10,552
Intangibles, net	563	750
Other assets	756	1,015
Total assets	$87,108	$113,843
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,805	$16,785
Deferred revenue-current	5,278	12,117
Other current liabilities	12,440	16,447
Total current liabilities	28,523	45,349
Deferred revenues, non-current	3,279	3,158
Other long-term liabilities	3,898	5,191
Total liabilities	35,700	53,698
Commitments and contingencies
Stockholders' equity:
Preferred stock, 2,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.001, 120,000 shares authorized; 62,779 shares issued and 58,599 shares outstanding as of September 30, 2012; 62,547 shares issued and 58,366 shares outstanding as of December 31, 2011	63	63
Additional paid-in capital	651,506	650,110
Accumulated other comprehensive income	20,838	20,472
Treasury stock, 4,181 shares as of September 30, 2012 and December 31, 2011	(37,986)	(37,986)
Accumulated deficit	(583,013)	(572,514)
Total stockholders' equity	51,408	60,145
Total liabilities and stockholders' equity	$87,108	$113,843